SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

5to1 Holding Corp
(Exact Name of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-149546	26-3461705
(Commission File Number)	(I.R.S. Employer Identification No.)

1453 3rd Street, Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(800) 521-0770
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

WrittencommunicationspursuanttoRule425undertheSecuritiesAct(17CFR230.425)

SolicitingmaterialpursuanttoRule14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2011, 5to1 Holding Corp. (OTCBB:FTOH) (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Yahoo! Inc. (“Yahoo!”), Mariner Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of Yahoo! (“Merger Sub”) and Andrew Uribe, as representative of the stockholders of the Company. Pursuant to the Merger Agreement, immediately upon the effective time of the merger (the “Effective Time”), Merger Sub will merge with and into the Company, Merger Sub will cease to exist and the Company will survive the merger and become a wholly-owned subsidiary of Yahoo. This transaction is referred to herein as the “Merger.”

Pursuant to the Merger Agreement, Yahoo has agreed to pay total consideration of $28.0 million to the Company’s equity holders, subject to certain adjustments described in the Merger Agreement.  Based on the information currently available to the Company, as a result of the Merger it is anticipated that, subject to any adjustment to the total consideration and reduction for the applicable portion of the escrow and representative fund amounts, each share of the Company’s common stock outstanding at the Effective Time will be converted into the right to receive approximately $0.757 per share (as such amount may be adjusted based upon and in accordance with the Merger Agreement). The amount payable with respect to Unvested Company Shares (as defined in the Merger Agreement) will be paid in two equal installments on, or as soon as administratively practicable following, the first and second anniversaries of the Effective Time, with the payment of each such installment contingent on the continued employment of the applicable holder with Yahoo! through the payment date of such installment.  If a holder of Unvested Company Shares terminates employment with Yahoo! prior to the second anniversary of the Effective Time, then the amount which has not been paid with respect to such Unvested Company Shares as of the date of such holder’s termination of employment will be forfeited.  All Unvested Company Options (as defined in the Merger Agreement) and “out-of-the-money” Vested Company Options (as defined in the Merger Agreement) will be cancelled and no consideration will be paid with respect to them.  There are no “in-the-money” Vested Company Options (as defined in the Merger Agreement).

Under the Merger Agreement, $5.6 million will be withheld from the amounts payable to the Company Indemnifying Stockholders (as defined in the Merger Agreement) and placed in escrow for 24 months.  The Company Indemnifying Stockholders must indemnify Yahoo! for breaches of representations and warranties and breaches of covenants, inaccuracies with the merger consideration spreadsheet, payments made with respect to dissenting shares in certain circumstances, certain employee payments and certain indemnified taxes.  In the case of the failure of any of the Specified Representations (as defined in the Merger Agreement) to be true and correct or in the case of fraud, willful breach or intentional misrepresentation, the Company Indemnifying Stockholders will be liable to Yahoo! for up to the aggregate portion of the total consideration received or receivable in certain circumstances more fully described in the Merger Agreement; provided that claims arising out of fraud, willful breach or intentional misrepresentation will not be so capped under the Merger Agreement.  Stockholders of the Company who acquired their shares in open market transactions are not Company Indemnifying Stockholders.

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Company has also agreed to customary covenants governing the conduct of its business prior to the closing of the Merger, including an obligation to conduct its business in the ordinary course consistent with past practice through the Effective Time, as well as covenants relating to stockholder approvals and equity acknowledgments.  The Company has agreed not to solicit, initiate or, subject to certain limited exceptions in the Merger Agreement, participate in discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the Company’s board of directors. The Merger Agreement also contains customary termination provisions for the Company and Yahoo! and provides that, in connection with the termination of the Merger Agreement in connection with a competing acquisition proposal under certain specified circumstances, the Company may be required to pay Yahoo! a termination fee of $1.2 million.  Either the Company or Yahoo! may terminate the Merger Agreement if the closing does not take place on or before May 31, 2011 under certain circumstances as more fully set forth in the Merger Agreement.

The Merger Agreement has been approved by the board of directors of the Company, and the Company’s board of directors has directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption.The Company has agreed to use commercially reasonable efforts to solicit and obtain the consent of the Company’s stockholders sufficient in number to adopt the Merger Agreement and to approve the Merger in order to enable the closing of the Merger to occur as promptly as practicable.  It is a condition to the closing of the Merger that stockholders holding at least 95% of the Company’s shares adopt the Merger Agreement and approve the Merger.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

In connection with the execution of the Merger Agreement, James Heckman, President and Chief Executive Officer, Mitchell Chun, Chief Financial Officer, along with five other key employees of the Company, entered into offer letters with Yahoo!, pursuant to which Yahoo! offered Messrs. Heckman and Chun and the five other key employees employment upon completion of the transaction.

Proxies were not solicited for this matter submitted to a vote of stockholders.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit	Description
2.1
Agreement and Plan of Merger by and among Yahoo! Inc., Mariner Acquisition Corp., 5to1 Holding Corp. and Andrew Uribe, as the Representative, dated May 16, 2011. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5TO1 HOLDINGS CORP.

Date: May 19, 2011	By:	/s/ Mitchell Chun
Name: Mitchell Chun
Title: Chief Financial Officer